Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-52467, 333-76915, 333-83581, 333-30900, 333-53146, 333-72474, 333-91294, 333-102462, 333-103328, 333-104825, 333-113872 and 333-115287), and on Form S-3 (No. 333-53922, 333-55030 and 333-108476) of Ciena Corporation of our report dated December 7, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, VA
December 9, 2004